      Exhibit 99

•MESTEK, INC.

      260 North Elm Street, Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed
(413) 568-9571

Westfield, Massachusetts
May 25, 2004

        On May 25, 2004, the Board of Directors of Mestek, Inc. reaffirmed the Company’s common stock repurchase program, originally authorized in 1990 with various revisions in 1995 and 1999 which increased the number of shares authorized to be repurchased to the current total of 1,000,000 shares. As of the date hereof, the Company may, at the discretion of the executive officers of the Company, purchase up to approximately 280,000 shares of the Company’s common stock through open market transactions at prices deemed appropriate by management. The timing and amount of repurchase transactions under this program will depend on market conditions and corporate and regulatory considerations

        The Company recently repurchased 20,600 shares during the week of May 17, 2004.

        The Company engages in stock repurchases when management believes that the purchase of Company stock represents an appropriate use of the Company’s available capital resources. This repurchase program is consistent with our commitment to continue to enhance value to Mestek shareholders.

        Acquisitions for the stock repurchase program will be made from time to time at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. The program may be modified, extended or discontinued by the Board of Directors at any time

        This news release contains forward-looking statements about Mestek’s common stock repurchase program, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Mestek to control.

        Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect Mestek’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Mestek (or entities in which Mestek has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Mestek undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.